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                                                                       EXHIBIT 5





                    [Thompson Hine & Flory LLP Letterhead]




                              September 29, 1997


Omnicare, Inc.
50 East Rivercenter Blvd.
Suite 1530
Covington, KY 41011


Dear Ladies and Gentlemen:

         Reference is made to the offering by certain stockholders of Omnicare, Inc., a Delaware corporation (the "Company"), of up to an aggregate of 676,056 shares of the Company's Common Stock, par value $1.00 per share (the "Shares"), pursuant to a Registration Statement on Form S-3 being filed under the Securities Act of 1933 (the "Registration Statement"). Schedule A hereto lists the number of Shares to be offered by each selling stockholder pursuant to the Prospectus forming a part of the Registration Statement.

         As counsel for the Company, we have examined and are familiar with the Restated Certificate of Incorporation of the Company and various corporate records and proceedings relating to the organization of the Company and the issuance of the Shares. Based upon the foregoing and upon investigation of such other matters as we considered appropriate to permit us to render an informed opinion, it is our opinion that:

                  1. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.

                  2. The Shares are duly authorized, validly issued, fully paid and nonassessable.

         This opinion is solely for your information in connection with the Registration Statement and is not to be quoted or otherwise referred to in any of your financial statements or public releases, filed with any governmental agency, or given to any other person without our prior written consent except as set forth below. This opinion may not be relied upon by any other person, or used by you for any other purpose, without our prior written consent.

         We consent to the use of this opinion as an Exhibit to the Registration Statement, and we consent to the reference to our firm under the caption "Legal Matters" in the Prospectus forming a part of the Registration Statement.



                             Very truly yours,
                            /s/ Thompson Hine & Flory LLP




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                                                                      SCHEDULE A

     Selling Stockholders                                                   Number of Shares
     --------------------                                                   ----------------
Brookside Park Pharmacy, Inc.                                                   182,535

Brookside Park Pharmacy of Texas, L.L.C.                                        324,507

Brookside Park Pharmacy of Illinois, L.L.C.                                     169,014
                                                                                -------

                                    Total                                       676,056

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